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                                                           FOR IMMEDIATE RELEASE

WALTER A. DREXEL ELECTED TO
FIRSTMISS GOLD BOARD OF DIRECTORS


RENO, NEV. (MAY 25, 1995) -- FirstMiss Gold Inc. (NASDAQ: FRMG) today announced the election of Walter A. Drexel to its board of directors.

         Drexel has more than 20 years of executive financial and administrative experience with Atlantic Richfield Company, including three years with its mining subsidiary Anaconda, and Burlington Northern Inc. Now retired, he most recently was vice chairman of Burlington Northern and is currently part owner of Chicago Central Railroad.

         "Walter brings to the board valuable counsel from a broad range of management successes," said G. W. Thompson, FirstMiss Gold president and chief executive officer.

         FirstMiss Gold is a Nevada-based gold mining and exploration company with headquarters in Reno, Nev., and principal operations at the 33,000-acre Getchell property in north central Nevada.

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CONTACT:
G. W. Thompson                or            Jim McArthur
President & CEO                             Secretary & Mgr., Investor Relations
FirstMiss Gold Inc.                         First Mississippi Corp.
702/827-0211                                601/948-7550